INDEPENDENT AUDITORS' CONSENT








         We consent to the incorporation by reference in this Registration Statement of Sun Bancorp, Inc. on Form S-8 of our report dated February 1, 2002 (March 21, 2002 as to Note 24), incorporated by reference in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 2001.



                                              /s/ Deloitte & Touche LLP

                                              Deloitte & Touche LLP




June 24, 2002

Philadelphia, Pennsylvania